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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ladder Capital Corp of our report dated February 27, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Ladder Capital Corp's Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 16, 2020

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM